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                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) April 18, 2001

                                  eGlobe, Inc.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       1-10210                 13-3486421
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)          Identification No.)

   1140 Connecticut Avenue N.W., Suite 801. Washington D.C. 20036
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (202) 822-8981



          (Former Name or Former Address, if Changed Since Last Report)



Item 3. Bankruptcy

         On April 18, 2001, eGlobe, Inc. (the "Company") filed a voluntary Petition for relief, for itself and 16 U.S. subsidiaries, under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware. The case number for the Petition is 01-1478 and the Company, as Debtor, is managing its business as a debtor-in-possession.

         The Chairman of the Board of Directors, in accordance with the By-Laws of the Company, appointed Richard Patton and David Skriloff as Directors to fill the vacancies created by the earlier resignation of the remaining independent directors. The Board of Directors convened and took actions authorizing the filing of the above noted voluntary Petition for Relief. The Board affirmed the appointment of Richard Patton, President, David Skriloff, Chief Financial Officer, and Francis Young, Secretary.

The press release related to such action is Exhibit 99.1 to this filing, and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  eGlobe, Inc.

                                  By: /s/ Anne E. Haas
                                      ----------------------------------
                                      Name:    Anne E. Haas
                                      Title:   Chief Accounting Officer,
                                               Treasurer
                                              (Principal Accounting Officer)


Date:  April 19, 2001





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                                  EXHIBIT INDEX

Exhibit No.       Description

                  99.1 Press Release announcing eGlobe, Inc. filing of voluntary petition under Chapter 11 of the United States Bankruptcy Code.